UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 9, 2021, CrossAmerica Partners LP (“CrossAmerica” or the “Partnership”) issued a press release announcing its financial results for the quarter ended June 30, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 9, 2021, the Board of Directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica, appointed Maura Topper as Chief Financial Officer of the General Partner, effective as of August 11, 2021. In that capacity, Ms. Topper will be the principal financial officer of the Partnership. Ms. Topper succeeds Jonathan E. Benfield, currently the Chief Accounting Officer of the General Partner, who has been performing the function of principal financial officer of the Partnership on an interim basis.

Ms. Topper, age 35, has served on the Board since November 19, 2019. Immediately prior to assuming the role of Chief Financial Officer of the General Partner, she served as the Vice President and Chief Financial Officer of Dunne Manning Holdings LLC (“Dunne Manning”), a diversified portfolio of companies operating in the real estate and investing industries and an affiliate of the Topper Group (as defined below), which indirectly owns all of the membership interests of the General Partner and 38.2% of the Partnership’s common units. Prior to joining Dunne Manning in 2014, Ms. Topper graduated from the Masters of Business Administration program at Columbia Business School. Prior to that, she served as a Marketing Account Executive at MSG Promotions, Inc. and a senior accountant in the audit practice of Deloitte & Touche LLP in New York. Ms. Topper graduated from Villanova University in 2008 with a Bachelor of Science degree in Accounting and a Bachelor of Science degree in Business (Finance). From 2012 to 2014, she served as a director on the Board.

Ms. Topper’s annual base salary will be $300,000, and she will be eligible to participate in the Partnership’s annual performance-based incentive program and receive standard executive officer benefits.

Certain Relationships and Related Party Transactions

Ms. Topper is the daughter of Joseph V. Topper, Jr., Chairman of the Board of the General Partner (collectively with his affiliates and family trusts that have ownership interests in the Partnership, the “Topper Group”). In addition, Ms. Topper is the sister-in-law of Keenan D. Lynch, a director of the General Partner and the General Counsel and Corporate Secretary of the Partnership.

Additional information regarding related party transactions with the Topper Group in which the Partnership was or is a participant and in which Ms. Topper had or has a direct or indirect material interest appears in Item 13—Certain Relationships and Related Party Transactions, and Director Independence of CrossAmerica’s Annual Report on Form 10-K for the year ended December 31, 2020, under the headings “Distributions and Payments to our General Partner and Certain Related Parties,” “Agreements with the Topper Group and Affiliates,” and “Other Related Party Transactions,” which information is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Furnished herewith as Exhibit 99.2 are slides that senior management of CrossAmerica will utilize in CrossAmerica’s second quarter 2021 earnings call. The slides are available on the Webcasts & Presentations page of CrossAmerica’s website at www.crossamericapartners.com.

The information in Item 2.02, Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By furnishing this information, the Partnership makes no admission as to the materiality of such information that the Partnership chooses to disclose solely because of Regulation FD.

Safe Harbor Statement

Statements contained in the exhibits to this report that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements. It is important to note that the Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent filings that the Partnership has filed with the Securities and Exchange Commission (the “SEC”). The Partnership undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Partnership may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 9, 2021 regarding CrossAmerica’s earnings
99.2	Investor Presentation Slides of CrossAmerica
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Corporate Secretary

Dated: August 9, 2021